UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 10, 2006
XATA CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	0-27166 (Commission File No.)	41-1641815 (IRS Employer Identification Number)

151 East Cliff Road, Suite 10, Burnsville, Minnesota 55337
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (952) 707-5600

(Former name, former address and former fiscal year, if changed since last report): N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE
Schlick Restricted Stock Award
Schlick Addendum to Restricted Stock Award
Schlick Change of Control Agreement
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective April 10, 2006, Thomas Schlick will serve as our chief operating officer.
Prior to joining XATA, Mr. Schlick was employed as Senior Vice President, Global Service, Solutions and Sales Operations at DataCard Corporation.
We do not have an agreement for the employment of Mr. Schlick for any set duration. However, we have agreed that he will be paid an annual salary of $200,000 and will be eligible to earn a bonus under a performance-based program. In addition, we have issued to him 20,000 shares of stock, pursuant to a Restricted Stock Award filed as Exhibit 10.37 to this Report. The stock is subject to forfeiture upon termination of employment until it “vests”, except in certain circumstances as outlined in the Addendum to Restricted Stock Agreement filed as Exhibit 10.38 to this report. Vesting occurs annually in three equal amounts in April 2007, 2008 and 2009, subject to acceleration in vesting in certain circumstances. We have also agreed to continue to pay Mr. Schlick’s salary for a period of 12 months in the event that Mr. Schlick is terminated as a result of a “change in control” of the Company, as more fully described in the Change of Control Agreement filed as Exhibit 10.39 to this Report.

Exhibit No.	Description
10.37	Schlick Restricted Stock Award

10.38	Schlick Addendum to Restricted Stock Award

10.39	Schlick Change of Control Agreement

99.1	Press Release dated April 10, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2006	XATA CORPORATION
	By:	/s/ Craig Fawcett
Craig Fawcett, Chief Executive Officer (Principal
executive officer) and Authorized Signatory

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